Exhibit 99.1
Talen Energy Reports Second Quarter 2026 Results, Raises 2026 Guidance
Earnings Release Highlights
▪Second quarter GAAP Net Income (Loss) Attributable to Stockholders of $(92) million.
▪Second quarter Adjusted EBITDA of $374 million and Adjusted Free Cash Flow of $212 million.
▪Completed the acquisition of the Waterford Energy Center, Darby Generating Station, and the Lawrenceburg Power Plant (collectively, the “Cornerstone Acquisition”) in June 2026.
▪Raising 2026 Adjusted EBITDA and Adjusted Free Cash Flow guidance ranges to $2,025 million - $2,225 million and $1,200 million - $1,350 million, respectively.
▪Repurchased 550,000 shares of common stock for approximately $200 million under our Share Repurchase Program (“SRP”), with $1.7 billion of capacity remaining through December 2028.
▪Cleared over 10 gigawatts (“GW”) in the 2028/2029 PJM Base Residual Auction at $325.00 per megawatt-day (“MWd”) for the MAAC, PPL, and RTO locational deliverability areas.
▪Progressing pipeline of approximately 4 GW of land development and data center contracting options.
HOUSTON, August 5, 2026 – Talen Energy Corporation (“Talen,” “TEC”, the “Company,” “we,” or “our”) (NASDAQ: TLN), a leading independent power producer, today reported its second quarter 2026 financial results and other highlights.
“Today we are reporting Talen’s second quarter results, earning $374 million of Adjusted EBITDA and $212 million of Adjusted Free Cash Flow. With strong year-to-date results and closing of the Cornerstone Acquisition, we are raising our 2026 guidance as well as increasing the 2027 and 2028 outlooks,” said Talen Chief Executive Officer Mac McFarland. He continued, “We remain committed to our flywheel strategy, leveraging our advantaged portfolio of assets, building our development pipeline of powered land and new capacity all of which allows us to enter into long-term contracts with large loads with a variety of structures.”
Operating Results (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of Dollars Unless Otherwise Stated)	2026	2025	2026	2025
GAAP Net Income (Loss) Attributable to Stockholders	$(92)	$72	$(29)	$(63)
Adjusted EBITDA	374	90	847	290
Adjusted Free Cash Flow	212	(78)	562	9
Total Generation (TWh) (a)	14.1	7.3	29.7	17.0
Capacity Factor	47.6%	31.8%	51.3%	37.1%
__________________
(a)Total generation is net of station use consumption, where applicable. Volumes associated with acquired and sold generation facilities are presented for the periods in which Talen owned the facilities.

For the quarter ended June 30, 2026, Talen reported GAAP Net Income (Loss) Attributable to Stockholders of $(92) million, Adjusted EBITDA of $374 million, and Adjusted Free Cash Flow of $212 million. Compared with the quarter ended June 30, 2025:
▪GAAP Net Income (Loss) Attributable to Stockholders decreased by $(164) million primarily due to unrealized losses on derivative instruments and increases in interest expense which offset increases in capacity revenues and energy and other revenues, net of fuel and energy purchases.
▪Adjusted EBITDA increased by $284 million primarily due to increases in energy and other revenues and capacity revenues, net of fuel and energy purchases.
▪Adjusted Free Cash Flow increased by $290 million primarily due to increases in capacity revenues and energy and other revenues, net of fuel and energy purchases, and lower income tax payments, which were partially offset by higher capital expenditures and cash interest payments.
See “Non-GAAP Financial Measures” for details and reconciliations of GAAP to non-GAAP financial measures.

Raising 2026 Guidance

(Millions of Dollars)	2026E (a)
Adjusted EBITDA	$2,025 - $2,225
Adjusted Free Cash Flow	$1,200 - $1,350
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(a)Excludes Keystone as of July 1, 2026.
Cornerstone Acquisition
On June 15, 2026, the Company completed the Cornerstone Acquisition, which increases Talen’s generation by approximately 2.6 GW and provides efficient baseload and peaker generation and cash flow diversification.
Share Repurchases
Since the start of 2024, we have repurchased approximately 15 million shares of TEC common stock for a total of approximately $2.3 billion, with $1.7 billion remaining under our SRP through year end 2028. During the second quarter 2026, we repurchased 550,000 shares of TEC common stock for approximately $200 million. All share repurchase amounts exclude transaction costs.
Financing Transactions
In April 2026, Talen subsidiary, Talen Energy Supply, LLC (“TES”) issued in private placement transactions not involving a public offering: (i) $1.5 billion in aggregate principal amount of 6.125% senior unsecured notes due 2031; and (ii) $2.5 billion in aggregate principal amount of 6.375% senior unsecured notes due 2033. The net proceeds from the issuance and sale of the unsecured notes due 2031 and 2033 were used to (i) fund the Cornerstone Acquisition; and (ii) redeem in full $1.2 billion of outstanding 8.625% senior secured notes due 2030.
Additionally, during the second quarter 2026, TES (i) upsized its Revolving Credit Facility (“RCF”), (including its revolving LC capacity) from $900 million to $1.35 billion; (ii) upsized its existing $1.1 billion Letter of Credit Facility (“LCF”) to $1.5 billion and extended its maturity from December 2027 to December 2029; and (iii) repriced the RCF, TLB-1, and TLB-2, and extended the TLB-1 maturity from May 2030 to November 2032.
Balance Sheet and Liquidity
We are focused on maintaining net leverage below our target of 3.5x net debt-to-Adjusted EBITDA. As of July 31, 2026, Talen had ample total available liquidity of approximately $1.9 billion, comprised of $525 million of unrestricted cash and $1.4 billion of available capacity under the RCF.
Update on Hedging Activities
As of June 30, 2026, including the impact of the Nuclear Production Tax Credit, we had hedged approximately 85% of our expected generation volumes for 2026, approximately 70% for 2027 and approximately 30% for 2028. Talen’s hedging program is a key component of our comprehensive risk policy and supports the objective of increasing cash flow stability while maintaining upside optionality.
Earnings Call
Talen will hold an earnings call on Wednesday, August 5, 2026, at 4:30 p.m. ET (3:30 p.m. CT). To listen to the earnings call, please register in advance for the webcast here. For participants joining the call via phone, please register here prior to the start time to receive dial-in information. For those unable to participate in the live event, a digital replay will be archived for approximately one year and available on the Events page of Talen’s Investor Relations website linked here.

About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 15.7 GW of power infrastructure in the United States, including 2.2 GW of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet located in the Mid-Atlantic, Ohio, Indiana, and Montana. Our team is committed to generating power safely and reliably and delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well-positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.
Investor Relations:
Sergio Castro
Vice President & Treasurer
InvestorRelations@talenenergy.com
Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecasts," "goal," "intend," "may," "plan," "potential," "predict," "project," "seek," "should," "will," or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, the integration of and anticipated benefits from the recent Cornerstone acquisition and the Freedom and Guernsey acquisitions, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources, accounting matters, expectations, beliefs, plans, objectives, goals, strategies, future events or performance, shareholder returns and underlying assumptions.
Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations and are subject to numerous factors that present considerable risks and uncertainties.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of Dollars, except share data)	2026	2025	2026	2025
Energy and other revenues	$722	$366	$1,756	$948
Capacity revenues	237	88	444	137
Unrealized gain (loss) on derivative instruments	(212)	176	(324)	(65)
Operating Revenues	747	630	1,876	1,020

Fuel and energy purchases	(357)	(150)	(920)	(418)
Nuclear fuel amortization	(22)	(18)	(46)	(44)
Unrealized gain (loss) on derivative instruments	1	(84)	(41)	(25)
Energy Expenses	(378)	(252)	(1,007)	(487)

Operating Expenses
Operation, maintenance and development	(210)	(192)	(375)	(338)
General and administrative (Includes stock-based compensation of $(70), $(16), $(69) and $(27))	(98)	(41)	(122)	(75)
Depreciation, amortization and accretion	(103)	(70)	(195)	(144)
Other operating income (expense), net	(30)	(9)	(39)	(16)
Operating Income (Loss)	(72)	66	138	(40)
Nuclear decommissioning trust funds gain (loss), net	134	80	112	68
Interest expense and other finance charges	(214)	(62)	(333)	(136)
Other non-operating income (expense), net	23	13	35	18
Income (Loss) Before Income Taxes	(129)	97	(48)	(90)
Income tax benefit (expense)	37	(25)	19	27
Net Income (Loss) Attributable to Stockholders	$(92)	$72	$(29)	$(63)
Per Common Share
Net Income (Loss) Attributable to Stockholders - Basic	$(2.00)	$1.58	$(0.63)	$(1.38)
Net Income (Loss) Attributable to Stockholders - Diluted	$(2.00)	$1.50	$(0.63)	$(1.38)
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	45,904	45,554	45,759	45,699
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	45,904	47,905	45,759	45,699

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Millions of Dollars, except share data)	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$231	$689
Restricted cash and cash equivalents	7	63
Accounts receivable	294	196
Inventory, net	298	278
Derivative instruments	131	56
Other current assets	67	67
Total current assets	1,028	1,349
Property, plant and equipment, net	11,928	7,546
Nuclear decommissioning trust funds	1,997	1,900
Derivative instruments	9	4
Other noncurrent assets	106	106
Total Assets	$15,068	$10,905

Liabilities and Equity
Long-term debt, due within one year	$29	$29
Accrued interest	167	60
Accounts payable and other accrued liabilities	347	281
Derivative instruments	573	101
Stock-based compensation liabilities	6	501
Other current liabilities	194	78
Total current liabilities	1,316	1,050
Long-term debt	9,543	6,782
Derivative instruments	150	67
Postretirement benefit obligations	214	229
Asset retirement obligations and accrued environmental costs	497	494
Deferred income taxes	904	486
Acquired contract liabilities	769	662
Other noncurrent liabilities	36	42
Total Liabilities	$13,429	$9,812
Commitments and Contingencies

Stockholders' Equity
Common stock ($0.001 par value, 350,000,000 shares authorized) (a)	$—	$—
Additional paid-in capital	2,533	1,709
Accumulated retained earnings (deficit)	(905)	(612)
Accumulated other comprehensive income (loss)	(12)	(4)
Total Stockholders' Equity	1,616	1,093
Noncontrolling interests	23	—
Total Equity	1,639	1,093
Total Liabilities and Stockholders' Equity	$15,068	$10,905
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(a)47,900,355 and 45,687,828 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
(Millions of Dollars)	2026	2025
Operating Activities
Net Income (Loss)	$(29)	$(63)
Non-cash reconciliation adjustments:
Unrealized (gains) losses on derivative instruments	352	103
Depreciation, amortization and accretion	158	141
Nuclear decommissioning trust funds (gain) loss, net (excluding interest and fees)	(85)	(44)
Nuclear fuel amortization	46	44
Deferred income taxes	(34)	(66)
Stock-based compensation	69	27
Other	35	7
Changes in assets and liabilities:
Accounts receivable	(59)	(103)
Inventory, net	10	78
Other assets	14	15
Accounts payable and accrued liabilities	20	(57)
Accrued interest	107	12
Collateral received (posted), net	(35)	(58)
Cash settlement of stock-based awards	(495)	—
Other liabilities	(47)	(101)
Net cash provided by (used in) operating activities	27	(65)
Investing Activities
Property, plant and equipment expenditures	(181)	(51)
Nuclear fuel expenditures	(66)	(50)
Nuclear decommissioning trust funds investment purchases	(195)	(1,201)
Nuclear decommissioning trust funds investment sale proceeds	173	1,186
Cornerstone Acquisition, net	(2,568)	—
Other	13	2
Net cash provided by (used in) investing activities	(2,824)	(114)
Financing Activities
Debt issuances	4,000	—
Debt repayments	(1,215)	(9)
Deferred financing costs	(58)	(9)
Revolving credit facility borrowings	500	75
Revolving credit facility repayments	(500)	(5)
Share repurchases	(298)	(103)
Tax payments related to net-settled stock-based awards	(140)	—
Other	(6)	—
Net cash provided by (used in) financing activities	2,283	(51)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	(514)	(230)
Beginning of period cash and cash equivalents and restricted cash and cash equivalents	752	365
End of period cash and cash equivalents and restricted cash and cash equivalents	$238	$135

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Free Cash Flow, which we use as measures of our performance and liquidity, are not financial measures prepared under GAAP. Non-GAAP financial measures do not have definitions under GAAP and may be defined and calculated differently by, and not be comparable to, similarly titled measures used by other companies. Non-GAAP measures are not intended to replace the most comparable GAAP measures as indicators of performance. Generally, a non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Management cautions readers not to place undue reliance on the following non-GAAP financial measures, but to also consider them along with their most directly comparable GAAP financial measures. Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.
Adjusted EBITDA
We use Adjusted EBITDA to: (i) assist in comparing operating performance and readily view operating trends on a consistent basis from period to period without certain items that may distort financial results; (ii) plan and forecast overall expectations and evaluate actual results against such expectations; (iii) communicate with our Board of Directors, shareholders, creditors, analysts, and the broader financial community concerning our financial performance; (iv) set performance metrics for our annual short-term incentive compensation; and (v) assess compliance with our indebtedness.
Adjusted EBITDA is computed as net income (loss) adjusted, among other things, for certain: (i) nonrecurring charges; (ii) non-recurring gains; (iii) non-cash and other items; (iv) unusual market events; (v) any depreciation, amortization, or accretion; (vi) mark-to-market gains or losses; (vii) gains and losses on the nuclear facility decommissioning trust (“NDT”); (viii) gains and losses on asset sales, dispositions, and asset retirement; (ix) impairments, obsolescence, and net realizable value charges; (x) interest expense; (xi) income taxes; (xii) legal settlements, liquidated damages, and contractual terminations; (xiii) development expenses; (xiv) noncontrolling interests, except where otherwise noted; and (xv) other adjustments. Such adjustments are computed consistently with the provisions of our indebtedness to the extent that they can be derived from the financial records of the business.
Additionally, we believe investors commonly adjust net income (loss) information to eliminate the effect of nonrecurring restructuring expenses and other non-cash charges, which can vary widely from company to company and from period to period and impair comparability. We believe Adjusted EBITDA is useful to investors and other users of our financial statements to evaluate our operating performance because it provides an additional tool to compare business performance across companies and between periods. Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to such items described above. These adjustments can vary substantially from company to company and period to period depending upon accounting policies, book value of assets, capital structure, and the method by which assets were acquired.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is utilized by our chief operating decision makers to evaluate cash flow activities. Adjusted Free Cash Flow is computed as Adjusted EBITDA reduced by capital expenditures (including nuclear fuel but excluding development, growth, and (or) conversion capital expenditures), cash payments for interest and finance charges, cash payments for income taxes (excluding income taxes paid from the NDT, taxes paid or deductions taken as a result of strategic asset sales, and benefits of the Nuclear PTC utilized to reduce income taxes paid), and pension contributions.
We believe Adjusted Free Cash Flow is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to determine a company’s ability to meet future obligations and to compare business performance across companies and across periods. Adjusted Free Cash Flow is widely used by investors to measure a company’s levered cash flow without regard to items such as ARO settlements; nonrecurring development, growth and conversion expenditures; and cash proceeds or payments for the sale or purchase of assets, which can vary substantially from company to company and from period to period depending upon accounting methods, book value of assets, capital structure, and the method by which assets were acquired.

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation
The following table presents a reconciliation of the GAAP financial measure of “Net Income (Loss)” presented on the Consolidated Statements of Operations to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of Dollars)	2026	2025	2026	2025
Net Income (Loss)	$(92)	$72	$(29)	$(63)
Adjustments
Interest expense and other finance charges	214	62	333	136
Income tax (benefit) expense	(37)	25	(19)	(27)
Depreciation, amortization and accretion (a)	88	67	151	137
Nuclear fuel amortization (a)	22	18	46	44
Unrealized (gain) loss on commodity derivative contracts	211	(92)	365	90
Nuclear decommissioning trust funds (gain) loss, net	(134)	(80)	(112)	(68)
Stock-based and other long-term incentive compensation expense	71	18	73	31
Acquisition and divestiture activities (b)	28	(3)	37	4
Other	3	3	2	6
Total Adjusted EBITDA	$374	$90	$847	$290

Capital expenditures, net	(56)	(35)	(123)	(99)
Interest and finance charge payments	(102)	(84)	(154)	(107)
Income taxes	2	(42)	6	(51)
Pension contributions	(6)	(7)	(14)	(24)
Total Adjusted Free Cash Flow	$212	$(78)	$562	$9
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(a)Includes the periodic amortization of fair value adjustments associated with acquired fuel supply contract liabilities and intangible assets.
(b)Includes the non-recurring: (i) advisory fees associated with completed acquisitions and divestitures; (ii) remaining settlements on contracts of divested assets and (iii) non-recurring finance fees charged to the Consolidated Statement of Operations associated with acquisition financing fee arrangements.

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation: 2026 Guidance

	2026E (a)
(Millions of Dollars)	Low	High
Net Income (Loss)	$1,010	$1,180

Adjustments
Interest expense and other finance charges	460	480
Income tax (benefit) expense	10	20
Depreciation, amortization and accretion	445	445
Nuclear fuel amortization	100	100
Adjusted EBITDA	$2,025	$2,225

Capital expenditures, net	$(330)	$(340)
Interest and finance charge payments	(460)	(480)
Income taxes	(10)	(20)
Pension contributions	(25)	(35)
Adjusted Free Cash Flow	$1,200	$1,350
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Note: Figures are rounded to the nearest $5 million.
(a)Excludes Keystone as of July 1, 2026.